Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 29, 2002


                         Commission file number 0-23903

                              eAutoclaims.com, Inc.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

                    Nevada                             95-4583945
                    ------                             ----------
     (State or other  jurisdiction of               (I.R.S.  Employer
      incorporation or organization)               Identification No.)

                  110 East Douglas Road, Oldsmar, Florida 34677
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (813) 749-1020
                                 --------------
                           (Issuer's telephone number)


             ITEM 5./ITEM 9. OTHER EVENTS/REGULATION FD DISCLOSURE.

                         1. Customer replaces carriers.
                               ------------------

An eAutoclaims' customer, David Morse and Associates, announced that Hudson Insurance Company has agreed to underwrite the insurance program that was previously underwritten by Legion Insurance Company and Villanova Insurance Company, both of which were placed in receivership. Hudson Insurance company filed a "me too" filing that will allow them to replicate the previous program. By replicating this program, eAutoclaims will remain the outsourcing solution for the program and is expected to resume service in 45 to 60 days.

David Morse and Associates is a third party administrator that is eAutoclaims' second largest customer. This third party administrator oversees approximately $120 million in Auto property and casualty insurance, which was administered by the managing general agent, Guardian General Insurance Services, Inc. The two insurers that were placed in receivership are estimated to have provided half of the revenue that eAutoclaims received from this customer. The remaining business from David Morse and Associates is unaffected.

eAutoclaims expects to be reimbursed by the state reserve fund for all unpaid claims that were insured by these two carriers.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    eAutoclaims.com, Inc.

Dated    4/29/02
                                                    /s/ Eric Seidel
                                                    ----------------------------
                                                    President